Exhibit 99.2

Apple Inc.
Q1 2007 Unaudited Summary Data

	Q4 2006		Q1 2006		Q1 2007		Sequential Change		Year/Year Change
Operating Segments	CPU Units K	Rev $M	CPU Units K	Rev $M	CPU Units K	Rev $M	CPU Units	Revenue	CPU Units	Revenue
Americas	781	$2,297	515	$2,700	625	$3,498	- 20%	52%	21%	30%
Europe	342	987	387	1,242	491	1,711	44%	73%	27%	38%
Japan	62	286	81	355	70	285	13%	0%	- 14%	- 20%
Retail	323	936	193	1,072	308	1,139	- 5%	22%	60%	6%
Other Segments (1)	102	331	78	380	112	482	10%	46%	44%	27%

Total Operating Segments	1,610	$4,837	1,254	$5,749	1,606	$7,115	0%	47%	28%	24%

							Sequential Change		Year/Year Change
	Units K	Rev $M	Units K	Rev $M	Units K	Rev $M	Units	Revenue	Units	Revenue
Product Summary
Desktops (2)	624	$869	667	$912	637	$955	2%	10%	- 4%	5%
Portables (3)	986	1,344	587	812	969	1,455	- 2%	8%	65%	79%
Subtotal CPUs	1,610	2,213	1,254	1,724	1,606	2,410	0%	9%	28%	40%

iPod	8,729	1,559	14,043	2,906	21,066	3,427	141%	120%	50%	18%
Other Music Related Products and Services (4)	NM	452	NM	491	NM	634	NM	40%	NM	29%
Peripherals and Other Hardware	NM	297	NM	303	NM	297	NM	0%	NM	- 2%
Software, Service and Other Sales	NM	316	NM	325	NM	347	NM	10%	NM	7%

Total Apple		$4,837		$5,749		$7,115		47%		24%

(1)             Other Segments include Asia Pacific and FileMaker.

(2)             Includes iMac, eMac, Mac mini, Mac Pro, PowerMac and Xserve product lines.

(3)             Includes MacBook, iBook, MacBook Pro and PowerBook product lines.

(4)             Consists of iTunes Store sales, iPod services, and Apple-branded and third-party iPod accessories.

NM:      Not Meaningful